UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 29, 2023

Date of Report (date of earliest event reported)

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462

(Address of principal executive offices and zip code)

(610) 424-4515
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 26, 2023, AdaptHealth Corp. (the “Company” or “AdaptHealth”) entered into a letter agreement with Richard Barasch (the “Interim CEO Agreement”), pursuant to which Mr. Barasch agreed to serve as the Interim Chief Executive Officer of the Company, commencing on July 1, 2023 and continuing through August 31, 2023. Mr. Barasch has agreed to continue to serve as the Interim Chief Executive Officer of the Company until October 31, 2023 or such earlier date as determined by the Board of Directors of the Company (the “Transition Date”).

The Company entered into an amendment to the Interim CEO Agreement on August 29, 2023 (the “Interim CEO Extension Letter”) that will govern the terms of his continued employment as the Interim Chief Executive Officer of the Company through the Transition Date. Mr. Barasch will continue to be paid a base salary at a rate of $262,500 per month through the Transition Date and will also receive a grant of restricted stock units, effective September 1, 2023, covering a number of shares of the Company’s common stock with an aggregate grant value of $175,000 that vest on the Transition Date, subject to continued service through the Transition Date.

The foregoing description of the Interim CEO Extension Letter is qualified in its entirety by reference to the full text of the Interim CEO Extension Letter, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01 Other Events.

As previously disclosed, Linde Inc. and Lincare Inc. (collectively “Linde Group”) filed a lawsuit on August 14, 2023 in the United States District Court for the District of Connecticut (the “Court”) against Crispin Teufel, a former Linde Group executive who was recently appointed as Chief Executive Officer of AdaptHealth effective September 1, 2023. The lawsuit seeks, among other things, to have the Court enjoin Mr. Teufel from commencing employment with AdaptHealth for an unspecified period of time while Linde Group seeks protection of its confidential information and trade secrets. The lawsuit does not name AdaptHealth as a defendant.

On August 28, 2023, the Court entered a Stipulated Temporary Restraining Order (the “TRO”) under which Mr. Teufel may not commence employment with AdaptHealth for 45 days from his originally planned start date of September 1, 2023 (i.e., until October 15, 2023), and may not access, use and/or disclose in any way any confidential information and/or trade secrets belonging to, or arising from his employment with, Linde Group. The parties are permitted to conduct limited discovery during the 45-day period. The Court has scheduled a hearing on Linde Group’s Order to Show Cause for Temporary Restraining Order and Preliminary Injunction for October 18, 2023.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment to Letter Agreement between AdaptHealth Corp. and Richard Barasch, dated August 29, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 29, 2023

AdaptHealth Corp.

By:	/s/ Jason Clemens
Name:	Jason Clemens
Title:	Chief Financial Officer